Exhibit 99.1
News release via Canada NewsWire, Toronto 416-863-9350

     Attention Business Editors:
     Vitran Corporation modifies current debt arrangement

     TORONTO, Dec. 31 /CNW/ - Vitran Corporation Inc. (NASDAQ: VTNC, TSX:
VTN), a North American transportation and logistics firm, today announced that it has signed an amendment to its bank syndication agreement, led by JPMorgan
Chase Bank.
     Under the amendment the syndicate and Vitran agreed to a number of changes to its banking agreement the most significant being:

     <<
     -   An expanded leverage ratio covenant for the period ended December 31,
         2008 through to December 31, 2009

     -   Interest rate spreads for LIBOR and Canadian BA-rated loans ranging from 250 basis points to 450 basis points

     -   Reaffirmation of maturity to July 31, 2012
     >>

     Vitran President and Chief Executive Officer Rick Gaetz stated, "The expansion of Vitran's leverage ratio for the current year end and the balance of 2009 provide the Company with the needed room to weather the current economic storm. We anticipate that the Company will conclude 2008 with balance sheet debt of approximately $116.0 million, a reduction of $12.0 million for the year and repay approximately an additional $15.0 million of balance sheet debt in 2009. After a one-time write-off of $0.9 million in previously capitalized syndication fees we expect the 2009 interest expense to be between
$10 million and $11.0 million. Additionally, we appreciated the unwavering support of JP Morgan and our syndicate."

     About Vitran Corporation Inc.

     Vitran Corporation Inc. is a North American group of transportation companies offering less-than-truckload, logistics, truckload, and freight brokerage services. To find out more about Vitran Corporation Inc. (NASDAQ:
VTNC, TSX: VTN), visit the website at www.vitran.com.

     This press release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 and
applicable Canadian securities laws. Forward-looking statements may be generally identifiable by use of the words "believe", "anticipate", "intend",
"estimate", "expect", "project", "may", "plans", "continue", "will", "focus should" "endeavor" or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on current expectations and are naturally subject to uncertainty and changes in circumstances that may cause actual results to differ materially from those expressed or implied by such forward-looking statements.
     Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Vitran's actual results, performance or achievements to differ materially from those projected in the forward-looking statements. Factors that may cause such differences include, but are not limited to, technological change, increases in fuel costs, regulatory changes, the general health of the economy, seasonal fluctuations, unanticipated changes in railroad capacities, exposure to credit risks, changes in labour relations and competitive factors. More detailed information about these and other factors is included in the annual MD&A on Form 10K under the heading "General Risks and Uncertainties." Many of these factors are beyond the Company's control; therefore, future events may vary substantially from what the Company currently foresees. You should not place undue reliance on such forward-looking statements. Vitran Corporation Inc. does not assume the obligation to revise or update these forward-looking statements after the date of this document or to revise them to reflect the occurrence of future unanticipated events, except as may be required under applicable securities laws.

     %SEDAR: 00004231E          %CIK: 0000946823

     /For further information: Richard Gaetz, President, CEO, Sean Washchuk,
VP Finance, CFO, Vitran Corporation Inc., (416) 596-7664/
     (VTNC VTN.)

CO:  Vitran Corporation Inc.

CNW 06:00e 31-DEC-08